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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K
                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 24, 1998



                        PACIFIC CENTURY FINANCIAL CORPORATION
            -------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



  Delaware                             1-6887                    99-0148992
----------------                   --------------           --------------------
(State or other                    (Commission               (I.R.S. Employer
 jurisdiction of                   File Number)              Identification No.)
 incorporation)



  130 Merchant Street, Honolulu, Hawaii                                96813
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:  (808) 643-3888



                                          N/A
--------------------------------------------------------------------------------

            (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

     On April 24, 1998, the registrant, Pacific Century Financial Corporation, a Delaware corporation (the "Company"), and Pacific Century Financial Corporation, a Hawaii corporation ("Pacific Century-Hawaii"), completed a merger (the "Merger") of Pacific Century-Hawaii with and into the Company, with the Company being the surviving corporation, for the purpose of effecting a change of domicile from Hawaii to Delaware. Pursuant to Regulation 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock of the Company is deemed to be registered pursuant to Section 12(g) of the Exchange Act. In addition, Company has assumed all registration statements and reports filed by Pacific Century-Hawaii under the either the Exchange Act or the Securities Act of 1933, as amended.

     The following information is being filed to set forth a current description of the Common Stock of the Company. The discussion set forth below is qualified in its entirety by reference to the Certificate of Incorporation (the "Certificate") and the Bylaws of the Company (the "Bylaws"), copies of which are attached as Exhibits C and D, respectively, to the Proxy Statement, dated March 13, 1998, of Pacific Century-Hawaii relating to the Merger.

AUTHORIZED SHARES

     The Certificate authorizes the issuance of 500,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 20,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of April 27, 1998, there were outstanding 80,164,723 and no shares of Preferred Stock.

     COMMON STOCK. Holders of Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The Common Stock does not have cumulative voting rights. The Common Stock has no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding Preferred Stock, the holders of the outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the stockholders. A majority vote of shares represented at a meeting at which a quorum is present is generally sufficient for actions that require the vote of stockholders, except as otherwise provided in the Certificate.

     PREFERRED STOCK. The Company's Board of Directors may, without further action by stockholders, from time to time, issue shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences, and limitations of each series. Any dividend preference of any Preferred Stock which may be issued would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of the Company before any payment is made to the holders of Common Stock.

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CERTAIN PROVISIONS OF THE CERTIFICATE AND BYLAWS

     CLASSIFIED BOARD. The Certificate provides that the Board of Directors of the Company shall consist of not less than three nor more than 15 persons, as determined by a resolution adopted by a majority of the whole Board (i.e., the total number of directors which the Company would have if there were no vacancies), with the directors to be divided three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Directors of the Company serve three-year terms (including any service with Pacific Century-Hawaii), with the terms of office of one class expiring each year. If the number of directors of the Company is changed (other than with respect to directors elected by the holders of any then-outstanding Preferred Stock), any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A decrease in the number of directors may not shorten the term of any incumbent director.
A director elected to fill a vacancy serves for the remainder of the term of the class to which he was elected.

     The Certificate provides that directors may be removed only for cause and only by the affirmative vote of holders of two-thirds of the voting power of the outstanding stock.

     BUSINESS COMBINATION AND CONTINUING DIRECTORS. The Certificate provides that, in addition to any vote of stockholders which is required under the Delaware General Corporation Law (the "GCL"), any "Business Combination" requires either (i) the affirmative vote of two-thirds of the stockholders or
(ii) approval of both a majority of the whole Board and a majority of the "Continuing Directors." A "Business Combination" includes certain mergers and consolidations with persons who own or are part of a group which owns in excess of 10% of the outstanding shares of voting stock of the Company or any affiliate or associate of such a person (any such person being a "Related Person"); certain asset sales to and similar transactions with a Related Person; certain issuances of stock to a Related Person; adoption of a plan proposed by a Related Person for the liquidation or dissolution of the Corporation; and certain transactions which would have the effect of increasing by more than 1% the ownership of any Related Person. A "Continuing Director" is a director who is unaffiliated with the Related Person and was a member of the Board of Directors of the Corporation prior to the time the Related Person became a Related Person or is a successor of a Continuing Director who was recommended to succeed a Continuing Director by a majority of the Continuing Directors.

     In addition, the Certificate permits the Board, in considering any Business Combination (or any transaction which would be a Business Combination if the other party to the transaction were a Related Person), to give consideration to the independence and integrity of the Company's operations, and the social, economic, and environmental effects on the Company's stockholders, employees, customers, suppliers, and others and on the communities in which the Company operates.

     LIMITATION OF DIRECTOR LIABILITY. The Certificate includes a provision which eliminates the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty of care (provided that such provision does not eliminate liability for breaches of the


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duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the GCL, or for any transaction from which the director derived an improper personal benefit). This provision does not limit or eliminate the right of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the GCL, including circumstances in which indemnification is otherwise discretionary.

     NO RIGHT TO ACT BY WRITTEN CONSENT OR CALL SPECIAL MEETINGS. The Certificate provides that stockholders may act only at an annual or special meeting of stockholders and not by written consent. In addition, the Certificate provides that special meetings of stockholders may be called only by the Chairman of the Board, the President, or a majority of the whole Board (including a majority of Continuing Directors in certain cases). Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

     STOCKHOLDER MEETING PROCEDURES. The Bylaws provide that any stockholder of record wishing to present a proposal for action by stockholders, including a nomination for a director, must comply with certain procedures set forth in the Bylaws. Such procedures include providing notice of such proposal, at the time set forth in the Bylaws, which notice must set forth (i) for each nominee for director, all information about such nominee which would be required to be disclosed in a solicitation of proxies for election of directors in an election contest, or which is otherwise required, pursuant to Regulation 14A under the Exchange Act, (ii) a description of any other proposal, the reasons for such proposal, and the identity of the beneficial owner on whose behalf such proposal is made, (iii) certain information concerning the record owner giving such notice and the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such record and beneficial owner in the nomination or other proposal.

     AMENDMENT OF THE CERTIFICATE AND BYLAWS. The Certificate requires approval of a majority of the whole Board and a majority of the stockholders for any amendment of the Certificate. In addition, the approval of either (i) two-thirds of the whole Board, including a majority of the Continuing Directors, or (ii) two-thirds of the stockholders, including a majority of the stockholders other than Related Persons, is required to alter, amend, or repeal certain provisions of the Certificate, including (a) the requirements for amendments to the Certificate and the Bylaws, (b) the authorized capital stock of the Company,
(c) the provisions regulating stockholder meetings and action, including the provisions specifying the persons who can call stockholder meetings and the elimination of the right of stockholders to act by written consent, (d) the provisions concerning the Board of Directors, including the size and classification of and removal of directors from the Board of Directors, and limitations on the liability of directors, and (e) the provisions regarding Business Combinations.

     The Certificate also requires the approval of either (i) two-thirds of the whole Board, including a majority of the Continuing Directors, or (ii) two-thirds of the stockholders, including a majority of the stockholders other than Related Persons, to amend any provision of the Bylaws.

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DELAWARE ANTI-TAKEOVER LAW

     Under Section 203 of the GCL (the "Delaware anti-takeover law"), certain "business combinations" are prohibited between a Delaware corporation, the stock of which is generally publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" of such corporation for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACIFIC CENTURY FINANCIAL
                                             CORPORATION



Date: May 5, 1998                         By: /s/ Cori C. Weston
                                              ------------------------------
                                              Cori C. Weston
                                              Vice President and Secretary


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